Investor Relations Contact:
Stephen P. Golden
Vice President, Investor Relations
sgolden@ironmountain.com
(617) 535-4799

FOR IMMEDIATE RELEASE

Iron Mountain Incorporated Hosts 10th Annual Investor Day in New York City

The Company describes accelerating market opportunities and what that means for future growth and investment
Third quarter and full year 2007 guidance updated;
Preview of 2008 financial performance provided; Company targeting strong revenue and OIBDA growth
The Company announces the acquisition of RMS Services - USA, Inc., expanding its Health Information Services portfolio

Boston, MA - October 2, 2006 - Iron Mountain Incorporated (NYSE: IRM), the global leader in information protection and storage services, today described the accelerating market opportunities in the information protection and storage services industry and reviewed their operating and financial strategies at the Company's 10th Annual Investor Day in New York. This annual gathering of Company management, investors and Wall Street analysts features management presentations covering a variety of important topics related to the Company's strategy, execution and financial performance. The Company also updated its third quarter and full year 2007 guidance and provided a preview of its 2008 financial performance.

In a separate release, the Company announced the acquisition of RMS Services - USA, Inc. ("RMS"), a $27 million records management company and the industry's leading provider of outsourced file room solutions for hospitals. Terms of the deal were not disclosed. For more than 30 years, RMS' vision has been to help large healthcare systems improve organizational performance and operating results through comprehensive, next-generation file-room and film-library management solutions. RMS has deployed innovative records management services that drive operational savings and immediate customer benefits, and assist in the transition to an electronic environment.

The Company is raising its financial performance outlook for the quarter ended September 30, 2007 and the full year ending December 31, 2007 to reflect the expected contribution of its recently completed acquisition of RMS. The following statements are based on current expectations and do not include the potential impact of any future acquisitions (dollars in millions):

For the full year ending December 31, 2007, the Company expects the following:

Total revenues in the range of $2,669 million to $2,704 million;
Operating income between $434 million and $453 million;
Depreciation and amortization of approximately $241 million;
Capital expenditures of $395 million to $425 million; and
Total revenue internal growth rate between 8% and 10%.

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Iron Mountain Incorporated Hosts 10th Annual Investor Day / page 2

For the third quarter ending September 30, 2007, expects the following:

Total revenues in the range of $680 million to $695 million;
Operating income between $108 million and $115 million; and
Depreciation and amortization to be approximately $61 million.

Within the framework of its long-term financial strategy, Iron Mountain issued its preliminary outlook for its 2008 financial performance. For its full year 2008, the Company expects the following:

Revenue growth between 9% and 12%;
Operating Income Before Depreciation and Amortization growth between 10% and 14%; and
Capital expenditures in the range of $440 million to $480 million.

In order to further enhance the overall quality of its investor communications, the Company will make an audiocast of its Investor Day presentation available on its website (www.ironmountain.com). Please check the website for details regarding the timing of the posting of the audiocast. The slides that will be presented at the conference will also be posted to the website and available for viewing after 9:00 A.M. on Tuesday, October 2, 2007.

About Iron Mountain

Iron Mountain Incorporated (NYSE:IRM) helps organizations around the world reduce the costs and risks associated with information protection and storage. The Company offers comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. Founded in 1951, Iron Mountain is a trusted partner to more than 100,000 corporate clients throughout North America, Europe, Latin American and Asia Pacific. For more information, visit the Company's Web site at www.ironmountain.com.

Certain Important Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2007 and 2008 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, investments, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the cost to comply with current and future legislation or regulation relating to privacy issues; (v) the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers' confidential information; (vi) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (vii) the cost and availability of financing for contemplated growth; (viii) business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (ix) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; (x) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated; and (xi) other risks described more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under "Item 1A. Risk Factors". Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.